EXHIBIT 10.1

AGREEMENT FOR THE ACQUISITION OF FUTRICITY SOLAR, INC. BY P2 SOLAR, INC.

This Agreement ("Agreement") is made and entered into as of February 19, 2023, by and between P2, Inc. ("P2"), a corporation organized under the laws of Delaware and Futricity, Inc. ("Futricity"), a corporation organized under the laws of Canada and Raj-Mohinder Singh Gurm (the “Shareholder”).

WHEREAS Futricity is a solar installation contractor based in British Columbia, Canada.

WHEREAS P2 desires to acquire all of the outstanding shares and assets of Futricity; and

WHEREAS the Shareholder is the sole holder of the Futricity’s outstanding shares, and he desires to sell all of its outstanding shares to P2;

WHEREAS, upon closing of this contemplated transaction Futricity will be a wholly owned subsidiary of P2.

NOW, THEREFORE, the parties hereto agree as follows:

1.

PURCHASE OF SHARES. P2 Solar shall purchase all of the outstanding shares of Futricity Solar from the Shareholder for an amount equal to 25% of the profits of Futricity Solar for the next five years calculated annually. The profits are defined as total Revenue minus the Cost of Goods Sold, minus General & Administrative expenses, but the Taxes, Interest, Depreciation, and amortization are not subtracted from the revenue (the "Purchase Price").

2.	PAYMENT OF PURCHASE PRICE is payable in cash, annually for the next five years. Payment is due on April 30th every year starting in 2024 and last payment is due on April 30, 2028.

3.	CLOSING. The closing of the purchase and sale of the shares shall take place on February 22, 2023, at a time and place to be determined by the parties.

4.	REPRESENTATIONS AND WARRANTIES OF FUTRICITY. Futricity represents and warrants to P2 as follows:

(a) Futricity is a corporation duly organized, validly existing, and in good standing under the laws of the Country and Province of its incorporation.

(b) Futricity has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(c) The execution and delivery of this Agreement by Futricity and the consummation by Futricity of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Futricity.

(d) This Agreement constitutes the legal, valid, and binding obligation of Futricity, enforceable against Futricity in accordance with its terms.

(e) There are no outstanding options, warrants, or other rights to purchase any of the shares of Futricity.

(f) All of the outstanding shares of Futricity are duly authorized, validly issued, fully paid, and non-assessable.

(g) Futricity has no material liabilities or obligations, whether accrued, contingent, or otherwise, except as disclosed in the financial statements of Futricity.

{h) Futricity has complied with all applicable laws and regulations.

5.	REPRESENTATIONS AND WARRANTIES OF P2 SOLAR, INC. P2 represents and warrants to Futricity as follows:

{a) P2 is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation.

(b)  P2 has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(c) The execution and delivery of this Agreement by P2 and the consummation by P2 of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of P2.

(d)  This Agreement constitutes the legal, valid, and binding obligation of P2, enforceable against P2 in accordance with its terms.

{e) P2 has sufficient funds to pay the Purchase Price.

6.	REPRESENTATIONS AND WARRANTIES OF RAJ-MOHINDER SINGH GURM. The Shareholder represents and warrants to Futricity as follows:

(a) The Shareholder has all requisite power and authority to enter into this Agreement and to sell, convey, transfer, and deliver the Shares to the Buyer. This Agreement constitutes a valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms.

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(b) The Shareholder is the lawful owner of the Shares, free and clear of all liens, encumbrances, pledges, security interests, claims, charges, and other restrictions on transferability, other than restrictions imposed by applicable securities laws.

(c) The execution, delivery and performance of this Agreement by the Shareholder does not and will not violate any law, regulation, order, and judgment.

7.	INDEMNIFICATION.

(a)  Futricity shall indemnify and hold harmless P2 and its officers, directors, employees, and agents from and against any and all losses, damages, liabilities, costs, and expenses (including reasonable attorneys' fees) incurred in connection with any breach of any representation or warranty made by Futricity under this Agreement.

(b)   P2 shall indemnify and hold harmless Futricity and its officers, directors, employees, and agents from and against any and all losses, damages, liabilities, costs, and expenses (including reasonable attorneys' fees) incurred in connection with any breach of any representation or warranty made by P2 under this Agreement.

(c)   The indemnification obligations under this Section 5 shall survive the closing of the purchase and sale of the shares.

8.	GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, Canada

9.

ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof.

10.	AMENDMENTS. This Agreement may be amended or modified only by a writing executed by both parties hereto.

11.

ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither party may assign or transfer any of its rights or obligations hereunder without the prior written consent of the other party.

12.	COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

P2 SOLAR, INC.

By:	/s/ Hans Edblad	Name:	Hans Edblad	Title:	Director/ Corporate Secretary

FUTRICITY SOLAR, INC.

By:	/s/ Raj-Mohinder Gurm	Name:	Raj-Mohinder Gurm	Title:	Director/President

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